Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Yumanity Therapeutics, Inc. of our report dated September 23, 2020 relating to the financial statements of Yumanity Holdings, LLC, which appears in Yumanity Therapeutics, Inc.’s Amendment No. 1 to the Current Report on Form 8-K dated December 22, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 3, 2021